Exhibit 11

    Computation of Primary and Fully Diluted Net Income (Loss) Per Share



                                             For the three months            For the twelve months
                                               ended December 31                ended December 31
                                             1994             1993           1994              1993

Average shares outstanding                8,727,971        10,665,320      8,677,811        11,709,355

Add shares assuming exercise of
 options reduced by the number
 of shares which could have been
 purchased with the proceeds from
 exercise of such options                   16,212             20,779         18,204            23,150

Average shares and equivalents
 outstanding, primary                    8,744,183         10,686,099      8,696,015        11,732,505

Average shares outstanding               8,727,971         10,665,320      8,677,811        11,709,355

Add shares giving effect to
 the conversion of the
 convertible subordinated
 debentures                              2,824,859          2,824,859      2,824,859                (1)

Add shares giving effect to the
 conversion of the convertible
 preferred stock                         2,564,103          1,054,131      2,564,103                (1)

Add shares assuming exercise of
 options reduced by the number of
 shares which could have been
 purchased with the proceeds from
 exercise of such options                  16,212              20,111         19,132             23,921

Average shares and equivalents
 outstanding, assuming full dilution    14,133,145         14,564,421     14,085,905         11,733,276

Primary Earnings

 Income from continuing operations
  before extraordinary charge
  and accounting changes              $10,089,000         $ 8,670,000    $30,745,000       $14,966,000

 Income from discontinued
  operations                                    -                   -              -         3,201,000

 Gain from disposition of
  discontinued operations                       -                   -              -         9,207,000


 Cumulative effect of accounting
  changes                                       -                    -             -       (70,305,000)

 Net income (loss)                     $10,089,000          $ 8,670,000  $30,745,000      $(42,931,000)

 Preferred dividends                    (1,125,000)            (463,000)  (4,500,000)         (463,000)

 Earnings (loss) on Common             $ 8,964,000          $ 8,207,000  $26,245,000      $(43,394,000)




                                                                    Page 46

                                                                 Exhibit 11


    Computation of Primary and Fully Diluted Net Income (Loss) Per Share
(continued)



                                              For the three months            For the twelve months
                                                ended December 31               ended December 31
                                            1994                1993         1994              1993

Primary earnings (loss) per share

 Income from continuing operations
  before extraordinary charge
  and accounting changes               $      1.03          $      .77   $     3.02       $       1.24

 Income from discontinued
  operations                                     -                   -           -                 .27

 Gain from disposition of
  discontinued operations                        -                    -          -                 .78

 Cumulative effect of accounting
  changes                                        -                    -          -               (5.99)

 Net income (loss)                     $      1.03           $      .77   $   3.02        $      (3.70)

Fully Diluted Earnings
 Income from continuing operations
  before extraordinary charge
  and accounting change                $ 8,964,000           $8,207,000   $26,245,000     $ 14,503,000

Add convertible subordinated
 debenture interest, net of taxes        1,144,000            1,144,000     4,575,000               (1)

Add convertible preferred
 dividends                               1,125,000              463,000     4,500,000               (1)

Income from continuing operations
 before and accounting changes
 as adjusted                            11,233,000            9,814,000    35,320,000        14,503,000

Income from discontinued
 operations                                      -                    -             -         3,201,000

Gain from disposition of
 discontinued operations                         -                    -             -         9,207,000

Cumulative effect of accounting
 changes                                         -                    -             -       (70,305,000)

Net income (loss)                      $11,233,000           $9,814,000   $35,320,000      $(43,394,000)


                                                                   Page 47



                                                                 Exhibit 11


    Computation of Primary and Fully Diluted Net Income (Loss) Per Share
(continued)



                                              For the three months          For the twelve months
                                                ended December 31             ended December 31
                                            1994                 1993     1994                1993


Fully diluted earnings (loss)
 per share

 Income before accounting change       $       .80          $      .67          2.51      $     (2)

 Cumulative effect of accounting
  change                                          -                  -      -                   (2)

 Net income (loss)                     $       .80           $      .67  2.51             $     (2)


(1) The assumed conversion of the Registrant's Convertible Subordinated Debentures and Convertible Preferred Stock for the twelve months ended December 31, 1993 would have an anti- dilutive effect for the computation of earnings per share; therefore conversion has not been assumed for these periods.

(2) Fully diluted net income per share for the twelve months ended December 31, 1993 is not presented as effects are anti-dilutive.

                                                                    Page 48